UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
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SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RECKSON ASSOCIATES REALTY CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RECKSON ASSOCIATES REALTY CORP.

225 Broadhollow Road
Melville, New York 11747

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2006

To our Stockholders:

The 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Reckson Associates Realty Corp., a Maryland corporation (the “Company”), will be held on Thursday, May 25, 2006 at 10:30 a.m., local time, at 1350 Avenue of the Americas, New York, New York, for the following purposes:

1.                To elect nine directors of the Company to serve until the 2007 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified;

2.                To consider ratifying the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006; and

3.                To consider and vote upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment or postponement, the Annual Meeting may be adjourned or to which the Annual Meeting may be postponed.

The Board of Directors has fixed the close of business on March 21, 2006 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company’s common stock, par value $0.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

By Order of the Board of Directors

Scott H. Rechler
Chairman of the Board and Chief Executive Officer

Melville, New York
April 10, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

RECKSON ASSOCIATES REALTY CORP.

225 Broadhollow Road
Melville, New York 11747

PROXY STATEMENT

FOR 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Reckson Associates Realty Corp., a Maryland corporation (the “Company”), for use at the 2006 Annual Meeting of Stockholders of the Company to be held on May 25, 2006, and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, stockholders will be asked (1) to elect nine directors of the Company to serve until the 2007 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified, (2) to consider ratifying the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006 and (3) to consider and vote upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April 11, 2006. The Board of Directors has fixed the close of business on March 21, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). Only stockholders of record of the Company’s common stock at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 83,168,647 shares of common stock outstanding and entitled to vote at the Annual Meeting. Holders of common stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them on the Record Date.

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of the votes cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the election of directors. The affirmative vote of the holders of a majority of votes cast on the matter is required for the ratification of the Company’s independent registered public accounting firm.

A broker non-vote occurs when a broker does not vote on some matter on the Proxy Card because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Abstentions and broker non-votes are counted as present for determining a quorum at the Annual Meeting. For Proposal 1, the election of directors, and Proposal 2, the ratification of the selection of the independent registered public accounting firm, abstentions will not be counted as votes cast and will have no effect on the result of the vote. Broker non-votes will not exist for Proposal 1 and Proposal 2 because brokers have discretionary voting power.

The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted: FOR the election of nine nominees for directors of the Company;  and FOR ratification of the Board of Directors’ selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are properly presented, proxies will be voted in accordance with the discretion of the proxy holders.

A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. No dissenters’ or appraisal rights are available with respect to the proposals presently being submitted to the stockholders for their consideration.

The Company’s 2005 Annual Report, including financial statements for the fiscal year ended December 31, 2005, accompanies the proxy solicitation materials. The Annual Report, however, is not part of the proxy solicitation material.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Board of Directors of the Company consists of nine members, with the directors each serving for a term of one year and until their respective successors are duly elected and qualified.

At the Annual Meeting, nine directors will be elected to serve until the 2007 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The Board of Directors has nominated Messrs. Scott H. Rechler, Michael Maturo, Douglas Crocker II, Ronald H. Menaker, Peter Quick, Lewis S. Ranieri, John F. Ruffle and Stanley Steinberg and Ms. Elizabeth McCaul to serve as directors of the Company (the “Nominees”). Each of the Nominees is currently serving as a director of the Company. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

The Board of Directors recommends a vote FOR each of the nine Nominees.

Information Regarding Nominees and Officers

The following table and biographical descriptions set forth certain information with respect to each of the directors of the Company and the executive officers who are not directors, based upon information furnished to the Company by each director and executive officer.

Name	Age	Director Since	Amount and Nature of Beneficial Ownership of Common Stock(1)		Percent of Class(2)
Scott H. Rechler	38	1994	891,353	(3)	1.04%
Michael Maturo	44	2006	707,558	(4)	*
Douglas Crocker II	66	2004	8,325	(5)	*
Elizabeth McCaul	44	2004	8,325	(6)	*
Ronald H. Menaker	61	2002	18,081	(7)	*
Peter Quick	50	2002	17,469	(8)	*
Lewis S. Ranieri	59	1997	43,897	(9)	*
John F. Ruffle	69	2004	6,325	(10)	*
Stanley Steinberg	73	2004	5,317	(11)	*

*                    Less than one percent.

(1)          All information has been determined as of March 21, 2006. For purposes of this table a person is deemed to have “beneficial ownership” of the number of shares of common stock that a person has the right to acquire pursuant to the exercise of stock options exercisable within sixty days, or the redemption of units (“Units”) of limited partnership interest (including vested Long-Term Incentive Plan Units (“LTIP Units”)) in our operating partnership, Reckson Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) (assuming the Company elects to issue common stock rather than pay cash upon such redemption). Pursuant to the terms of the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of June 2, 1995, as amended (the “Partnership Agreement”), the Operating Partnership is obligated to redeem Units for cash, or, at the option of the Company, shares of common stock subject to certain limitations. Vested LTIP Units are convertible into common units only upon the satisfaction of certain conditions described below. See “Executive Compensation” for a discussion of LTIP Units.

(2)          For purposes of computing the percentage of outstanding shares of common stock held by each person, any shares of common stock that such person has the right to acquire pursuant to the exercise of a stock option exercisable within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percent ownership of any other person. In addition, for purposes of such calculation, Units (including vested LTIP Units) held by each person are treated as if such person had converted and held the related equivalent number of shares of common stock. Vested LTIP Units are convertible into common units only upon the satisfaction of certain conditions described below.

(3)          Represents (a) 399,409 shares of common stock, including 395,835 shares of common stock owned directly, 645 shares of common stock owned through the Company’s 401(k) plan and 2,929 shares of common stock held in a custodial account for the benefit of his children, (b) 69,444 LTIP Units and (c) 422,500 exercisable options.

(4)          Represents (a) 110,432 Units, including 40,988 common units and 69,444 LTIP Units, (b) 199,626 shares of common stock, including 197,945 shares of common stock owned directly and 1,681 shares of common stock owned through the Company’s 401(k) plan, and (c) 397,500 exercisable options.

(5)          Represents (a) 6,000 shares of common stock, (b) 641 restricted stock units which were awarded under one of our existing stock option plans and which are to be settled in an equal number of shares of common stock upon the holder’s retirement from the Board of Directors and (c) 1,684 deemed shares which are to be settled in an equal number of shares of common stock upon the holder’s retirement from the Board of Directors, including 1,656 deemed shares received in lieu of annual director’s fees and 28 deemed shares reflecting the reinvestment of dividends accrued on a portion of such deemed shares.

(6)          Represents 6,000 shares of common stock, (b) 641 restricted stock units which were awarded under one of our existing stock option plans and which are to be settled in an equal number of shares of common stock upon the holder’s retirement from the Board of Directors and (c) 1,684 deemed shares which are to be settled in an equal number of shares of common stock upon the holder’s retirement from the Board of Directors, including 1,656 deemed shares received in lieu of annual director’s fees and 28 deemed shares reflecting the reinvestment of dividends accrued on a portion of such deemed shares.

(7)          Represents (a) 7,466 shares of common stock, (b) options to purchase 7,500 shares of common stock, (c) 1,431 restricted stock units which were awarded under one of our existing stock option plans and which are to be settled in an equal number of shares of common stock upon the holder’s retirement from the Board of Directors and (d) 1,684 deemed shares which are to be settled in an equal number of shares of common stock upon the holder’s retirement from the Board of Directors, including 1,656 deemed shares received in lieu of annual director’s fees and 28 deemed shares reflecting the reinvestment of dividends accrued on a portion of such deemed shares.

(8)          Represents (a) 5,449 shares of common stock, (b) options to purchase 7,500 shares of common stock, (c) 1,751 restricted stock units which were awarded under one of our existing stock option plans and which are to be settled in an equal number of shares of common stock upon the holder’s retirement from the Board of Directors and (d) 2,769 deemed shares which are to be settled in an equal number of shares of common stock upon the holder’s retirement from the Board of Directors, including 2,717 deemed shares received in lieu of annual director’s fees and 52 deemed shares reflecting the reinvestment of dividends accrued on a portion of such deemed shares.

(9)          Represents (a) 10,966 shares of common stock, (b) options to purchase 31,500 shares of common stock and (c) 1,431 restricted stock units which were awarded under one of our existing stock option plans and which are to be settled in an equal number of shares of common stock upon the holder’s retirement from the Board of Directors.

(10)   Represents (a) 4,000 shares of common stock, (b) 641 restricted stock units which were awarded under one of our existing stock option plans and which are to be settled in an equal number of shares of common stock upon the holder’s retirement from the Board of Directors and (c) 1,684 deemed shares which are to be settled in an equal number of shares of common stock upon the holder’s retirement from the Board of Directors, including 1,656 deemed shares received in lieu of annual director’s fees and 28 deemed shares reflecting the reinvestment of dividends accrued on a portion of such deemed shares.

(11)   Represents (a) 4,676 shares of common stock and (b) 641 restricted stock units which were awarded under one of our existing stock option plans and which are to be settled in an equal number of shares of common stock upon the holder’s retirement from the Board of Directors.

Nominees for Election at 2006 Annual Meeting—Term to Expire in 2007

Scott H. Rechler has served as Chief Executive Officer of the Company since December 2003 and as Chairman of the Board since November 2004, serves as the Chairman of the Executive Committee of the Board and has served as a director of the Company since its formation. Mr. Rechler served as President of the Company from February 1997 to May 2001 and from December 2003 through March 2006. He also served as Chief Operating Officer of the Company from its formation until May 1999 and served as Co-Chief Executive Officer of the Company from May 1999 until December 2003. In addition, from the Company’s formation until February 1997, Mr. Rechler served as Executive Vice President of the Company. Mr. Rechler has been employed at Reckson since 1989. Mr. Rechler was the architect of Reckson’s successful public offering in June 1995 and has led the Company from a Long Island based owner and developer to one of the largest office REITs in the New York tri-state area. Mr. Rechler has overseen in excess of $4.5 billion in acquisitions and developments since joining the Company. Mr. Rechler is a member of the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). Mr. Rechler is active with the Real Estate Roundtable, for which he is a member of the Board of Directors and Co-Chair of its Political Action Committee. Since 1997 Mr. Rechler has served as Chief Executive Officer and Chairman of the Board of Directors of FrontLine Capital Group (“FrontLine”), and also served as the non-executive Chairman of the Board of Directors and as former interim executive officer of HQ Global Holdings, Inc., both companies that filed for protection from creditors under the Federal bankruptcy laws. Mr. Rechler is a Director of American Campus Communities, Inc. (NYSE: ACC). Mr. Rechler serves as a director of Reckson Australia Management Limited, an Australian licensed “Responsible Entity” that we own and that manages Reckson New York Property Trust, an Australian listed property trust that has formed a joint venture with us. Mr. Rechler also serves as a member of the Board of Directors of the Long Island Children’s Museum, the Tribeca Film Institute, the Association for a Better New York, and the Association for a Better Long Island. Mr. Rechler is a graduate of Clark University and received a Master’s Degree in Finance with a specialization in real estate from New York University.

Michael Maturo has recently been appointed President and a director of the Company in addition to his positions as Chief Financial Officer and Treasurer of the Company, which he has held since 1995. Mr. Maturo formerly served as the Chairman of the Company’s Investment Committee from May 2004 through March 2006. Mr. Maturo oversees the Company’s finance, accounting, treasury management, public reporting, capital markets, investor relations and strategic planning functions. Mr. Maturo also oversees the Company’s investment functions and allocation of capital. In his new role, Mr. Maturo will assist Scott H. Rechler, the Company’s Chairman and Chief Executive Officer, in developing and implementing the Company’s corporate and operating strategies. During his tenure with the Company, Mr. Maturo has led the Company’s efforts to obtain its investment grade rating and thereafter the issuance of over $1 billion of senior unsecured notes. He also established a $500 million unsecured corporate line of credit with a 14 member bank group. In addition, Mr. Maturo has led efforts to raise approximately $2.5 billion of additional debt and equity capital during this time period. Mr. Maturo serves as a director of Reckson Australia Management Limited, an Australian licensed “Responsible Entity” that we own and that manages Reckson New York Property Trust, an Australian listed property trust that has formed a joint venture with us. Prior to joining the Company, Mr. Maturo was a Senior Manager at E&Y Kenneth

Leventhal Real Estate Group (formerly Kenneth Leventhal & Company), a public accounting and consulting firm. Mr. Maturo specialized in diverse phases of real estate finance, including corporate and property debt financings and recapitalization transactions. Mr. Maturo is a graduate of Seton Hall University with a degree in accounting and finance and is a Certified Public Accountant. From 1998 to 2001, Mr. Maturo served as an executive officer and director of FrontLine, a company that filed for protection from creditors under the Federal bankruptcy laws in June 2002. Mr. Maturo is a member of NAREIT. Mr. Maturo also serves as a Trustee on the Finance Committee of  Saint Paul’s Church in Brookville, NY.

Douglas Crocker II has served as a director of the Company since 2004. Mr. Crocker was Chief Executive Officer, President and a Trustee of Equity Residential, the nation’s largest apartment REIT, from 1993 to 2002, and also served as Vice Chairman of the Board. Mr. Crocker remains very active in the multifamily housing industry, serving on boards or committees of various multifamily housing associations. Mr. Crocker is a past Trustee of the Multifamily Council of the Urban Land Institute and former member of the Board of Governors of NAREIT. Mr. Crocker is a past chairman of the National Multi Housing Council and currently serves on the Advisory Board of the De Paul University Real Estate School. Mr. Crocker also serves as a director of the following companies in the real estate industry: Wellsford Real Properties, Inc., a real estate merchant banking firm; Ventas, Inc., a leading healthcare related REIT; Post Properties, a multifamily REIT; and Acadia Realty Trust, a REIT which owns and operates shopping centers.

Elizabeth McCaul has served as a director of the Company since 2004. Ms. McCaul currently serves as a Partner and runs the New York office of Promontory Financial Group, a regulatory and financial consulting firm that specializes in risk management, crisis management, corporate governance and compliance, as well as strategic planning and mergers and acquisitions. From 1997 to 2003, Ms. McCaul served as the Superintendent of Banks of the State of New York where she was responsible for the supervision of some of the world’s largest financial institutions with total assets of approximately $2 trillion. Prior to being appointed as Superintendent, she served as First Deputy Superintendent and Chief of Staff. From 1985 through 1995, Ms. McCaul was an investment banker at Goldman Sachs & Co. Ms. McCaul has also served as Chairman of the Conference of State Bank Supervisors and participated in the Joint Forum for Financial Conglomerates. She has been an instructor on corporate governance at the Financial Stability Institute at the Bank for International Settlements in Basel, Switzerland and has assisted many financial institutions to meet their obligations under the Sarbanes-Oxley Act of 2002 and the USA Patriot Act. Ms. McCaul was also a leader in fighting predatory lending, where she proposed and adopted the first regulation addressing this issue, which became a national model for other states and Federal legislation. Ms. McCaul earned her Bachelor of Arts in Economics from Boston University.

Ronald H. Menaker has served as a director of the Company since 2002. From 1966 to 1999, Mr. Menaker worked for J.P. Morgan & Co. Incorporated, holding various positions, including President and a director of J.P. Morgan Services. At the time of his retirement on January 1, 1999, Mr. Menaker was a managing director and head of corporate services of J.P. Morgan & Co. Inc. of New York. In this capacity, Mr. Menaker had management responsibility for a $500 million budget and 1,700 employees, including a range of administrative, support and operations functions for J.P. Morgan companies. These functions included facilities management, real estate design and construction, corporate insurance and contingency planning, security services and investigations, health services, payroll and payment services, executive compensation, travel services, management services and operations. Mr. Menaker previously served as a director of Atalanta Sosnoff Capital Corp. and as a trustee of NYU Medical Center. He currently serves as a member of the Board of Overseers of the University of Pennsylvania—School of Veterinary Medicine and as Vice Chairman and trustee of New York Downtown Hospital. He was formerly the Chairman of New York Downtown Hospital. Mr. Menaker also serves as the Chairman of the American Kennel Club.

Peter Quick has served as the Company’s lead independent director since 2003 and as a director of the Company since 2002. Mr. Quick served as President of the American Stock Exchange and on its Board of Governors from July 2000 to April 2005. From 1982 to 2000, Mr. Quick worked for Quick & Reilly, Inc., a leading national discount brokerage firm, holding various positions, including President and Chief Executive Officer thereof. Mr. Quick serves as a director of Medicure Inc. (AMEX: MCU). Mr. Quick serves as a director of St. Francis Hospital and Good Shepard Hospice and Fund for the Poor, Inc. He is a member of the National Selection Committee for the Jefferson Scholars Program of the University of Virginia. Mr. Quick received a bachelor’s degree in engineering from the University of Virginia and attended Stanford University’s Graduate School of Petroleum Engineering. He was a lieutenant in the United States Navy, and served four years on active duty. Recognized for his personal and professional achievements, Mr. Quick received the prestigious Ellis Island Medal of Honor award in May 2001.

Lewis S. Ranieri has served as a director of the Company since 1997. Mr. Ranieri is the prime originator and founder of the Hyperion private equity funds (“Hyperion”) and chairman and/or director of various other non-operating entities owned directly and indirectly by Hyperion. Mr. Ranieri also serves as Chairman, Chief Executive Officer and President of Ranieri & Co., Inc., a private investment advisor and management corporation. He is also Chairman of American Financial Realty Trust, Capital Lease Funding, Inc., Computer Associates International, Inc., Franklin Bank Corp. and Root Markets, Inc., an internet-based marketing company. Prior to forming Hyperion, Mr. Ranieri had been Vice Chairman of Salomon Brothers, Inc. (“Salomon”). He is generally considered to be the “father” of the securitized mortgage market. Mr. Ranieri helped develop the capital markets as a source of funds for housing and commercial real estate, established Salomon’s leadership position in the mortgage-backed securities area, and also led the effort to obtain Federal legislation to support and build the market. At Salomon, Mr. Ranieri had responsibility for the firm’s activities in the mortgage, real estate and government guaranteed areas. Regarded as an expert and innovator in both the mortgage and capital markets, Mr. Ranieri has served on the National Association of Home Builders Mortgage Roundtable continuously since 1989. In recognition of his dedication and lifelong achievements in the housing industry, Mr. Ranieri was inducted into the National Housing Hall of Fame. He is also a recipient of the lifetime achievement award given by the Fixed Income Analysts Society, Inc. and was subsequently inducted into the FIASI Hall of Fame for outstanding practitioners in the advancement of the analysis of fixed-income securities and portfolios. In November 2004, BusinessWeek magazine named him one of “the greatest innovators of the past 75 years,” and in 2005, he received the Distinguished Industry Service Award by the American Securitization Forum. Mr. Ranieri acts as a trustee or director of Environmental Defense and The Metropolitan Opera Association and is Chairman of the Board of the American Ballet Theatre.

John F. Ruffle has served as a director of the Company since 2004. Mr. Ruffle retired as Vice Chairman and a Director of J.P. Morgan & Co. Incorporated on May 31, 1993, having served in this capacity since 1985, and as a member of the Corporate Office, the firm’s senior policy and planning group. Mr. Ruffle served in a similar position in the firm’s lead subsidiary, Morgan Guaranty Trust Company of New York. Mr. Ruffle joined Morgan in 1970 as Controller. In 1980, Mr. Ruffle became Chief Financial Officer. Earlier in his career, Mr. Ruffle had been with International Paper Company as Assistant Treasurer and Director of Accounting, and with Price Waterhouse. Mr. Ruffle was a member of the Board of Trustees of the Financial Accounting Foundation from 1985 to 1990 and Chairman during his last two years. This Board offers oversight over the Financial Accounting Standards Board and Governmental Accounting Standards Board processes as well as selection of members and compensation. Mr. Ruffle was also a national past Chairman of the Board of the Financial Executives Institute and awarded a lifetime membership in the organization. In 1991, Mr. Ruffle received the Financial Executives Institute’s National Award for Distinguished Service to his profession. Mr. Ruffle was named by “Accounting Today,” a national professional newspaper, as the Most Influential Accountant in America during the year 1990. Mr. Ruffle is a Director of several mutual funds in the JP Morgan Family of mutual funds as well as certain other investment funds managed by J.P. Morgan Investment Management Inc. Mr. Ruffle is also a

Director of American Shared Hospital Services, Inc. and a member of the Board of Trustees of The Johns Hopkins University since 1990. In prior years, Mr. Ruffle has served as a member of the Board of Directors of many companies, including Bethlehem Steel Corporation, Wackenhut Corporation, Wackenhut Corrections Corp., Trident Corp. and Sallie Mae. Mr. Ruffle also serves as an Elder in the Presbyterian Church. Mr. Ruffle graduated from The Johns Hopkins University with a B.A. degree in 1958 and from Rutgers University with an M.B.A. in finance in 1963, the same year in which he became a Certified Public Accountant.

Stanley (Mickey) Steinberg has been a director of the Company since 2004. Mr. Steinberg currently is a consultant specializing in organization and construction matters. Mr. Steinberg formerly served as Chairman and Chief Executive Officer of Sony Retail Entertainment where he was responsible for the development and operation of major location-based retail entertainment centers, a major theater chain and Sony retail stores. Prior to joining Sony, Mr. Steinberg served as Executive Vice President and Chief Operating Officer of Walt Disney Imagineering, where he managed the development of over $4.5 billion of theme parks. Prior to joining Disney, Mr. Steinberg served as Executive Vice President of the Portman Companies where he was responsible for the company operations and was directly involved in the design, development, financing and operation of numerous major hotels and mixed-used projects around the world including: Peachtree Center in Atlanta; Embarcadero Center in San Francisco; Marina Square in Singapore; Shanghai Center in the Peoples Republic of China; and the New York Marriott Marquis Hotel at Times Square. Mr. Steinberg currently serves as a member of the Board of Directors of GameStop Corp. (NYSE:  GME), a retailer of video game related hardware and software products, AmericasMart, Inc., one of the nation’s largest wholesale marketplaces, and ECI Group, a developer and manager of apartment properties in the southeastern area of the United States. Mr. Steinberg earned both Bachelor of Science and Bachelor of Architecture degrees from the Georgia Institute of Technology and a Master of Architecture from the Massachusetts Institute of Technology.

Executive Officers Who Are Not Directors

Jason M. Barnett has served as Senior Executive Vice President—Corporate Initiatives of the Company since April 2006, General Counsel of the Company since May 1997 and Secretary of the Company since 2003. He served as Executive Vice President of the Company from May 1999 through March 2006. Mr. Barnett joined the Company in 1996. Mr. Barnett is responsible for corporate initiatives of the Company and the coordination of all legal and compliance matters for the Company. Mr. Barnett has been involved in over $3.0 billion of real estate transactions, including acquisitions, dispositions, joint ventures, and financings. Mr. Barnett has also been involved in approximately $2.5 billion of public securities offerings on behalf of the Company. Mr. Barnett serves as a director of Reckson Australia Management Limited, an Australian licensed “Responsible Entity” that we own and that manages Reckson New York Property Trust, an Australian listed property trust that has formed a joint venture with us. Prior to joining the Company, Mr. Barnett practiced as an associate in the corporate REIT practice area of Sidley Austin LLP. While at Sidley Austin LLP, Mr. Barnett participated in numerous corporate and real estate transactions involving publicly-held REITs, including initial public offerings, joint ventures and corporate and real estate acquisitions. Mr. Barnett holds a Bachelor of Arts degree from Clark University and a Juris Doctor from Emory University School of Law. Mr. Barnett is a member of the American Bar Association, a member of the Real Estate Board of New York, a member of the Corporations Committee of the New York City Bar Association, a member of NAREIT, and is involved in various industry related groups. Mr. Barnett is also a member of the Association of Small Claims Arbitors for the Civil Court of the City of New York. Mr. Barnett is admitted to the Bar of the State of New York. From 1998 to 2000, Mr. Barnett served as an executive officer of FrontLine, a company that filed for protection from creditors under the Federal bankruptcy laws in June 2002. Mr. Barnett is 37 years old.

Salvatore Campofranco has served as Executive Vice President and Chief Operating Officer of the Company since 2003. As Chief Operating Officer, his current responsibilities include oversight of business strategy formulation and execution thereon for each of the divisional business units as well as construction and development activities. Prior to his current role, Mr. Campofranco served as the Senior Vice President and Managing Director of the Company’s Westchester and Connecticut divisions from 1996 to 2003 where he was responsible for the leasing, acquisitions, construction and property management in the Company’s Westchester County and Southern Connecticut Portfolio of office properties. Mr. Campofranco has 18 years of experience in real estate finance and operations. Before joining the Company in 1996, Mr. Campofranco was Senior Vice President in charge of finance and operations for Towermarc Corporation. Prior to that, he was a manager with E&Y Kenneth Leventhal Real Estate Group (formerly Kenneth Leventhal & Company) in New York. He is a Certified Public Accountant in New York State and a graduate of Saint John’s University, New York, with a B.S. in Accounting. He is also a member of the Executive Committee for the Board of Trustees for the Westchester County Association, the Waterside School and for the St. Luke’s School in New Canaan, CT. Mr. Campofranco received the Westchester County Business Leader of the Year award for 2000. Mr. Campofranco is 49 years old.

F. D. Rich III has served as Executive Vice President and Chief Administrative Officer of the Company since 2003. Mr. Rich joined the Company in 1996 and has held numerous positions, including Senior Vice President and head of the Company’s Southern Connecticut Division and Chief Information Officer. Mr. Rich has extensive real estate development and management expertise in office, housing and retail developments in various regions in the country and in the Caribbean. Prior to joining the Company, Mr. Rich was a senior vice president with the F. D. Rich Company (the “Rich Company”) and responsible for its operations. Mr. Rich has had extensive involvement with the City of Stamford’s urban renewal efforts and the development, construction and operations of commercial office space in downtown Stamford. Mr. Rich is a founding member of the Board of the Stamford Downtown Special Services District and past Chairman. Mr. Rich has also served on the boards of the Stamford Partnership and the Stamford Chamber of Commerce. Mr. Rich attended Marquette University, Utica College of Syracuse University and Loyola College, majoring in Business Administration. Mr. Rich is 50 years old.

Philip Waterman III has served as Executive Vice President, Chief Development Officer and Managing Director of the Company’s New York City division since 2003. Mr. Waterman joined the Company in 1999 as Managing Director of the Company’s New York City division. Mr. Waterman is responsible for sourcing new relationships and transactions and oversight of the Company’s business activities in New York City. Prior to joining the Company, Mr. Waterman spent 12 years with Tishman Speyer Properties. He served as a Managing Director of Tishman Speyer Properties and sat on that company’s Management Committee, which was responsible for investment and acquisition decisions. He was responsible for the oversight of Tishman Speyer’s domestic leasing and marketing efforts for approximately 38 million square feet, including Rockefeller Center and the Chrysler Building in New York. Past responsibilities included oversight of Tishman Speyer’s Los Angeles and San Francisco offices. He also spent two years in Tishman Speyer’s Chicago office. Mr. Waterman received his B.A. from the University of Michigan. His professional affiliations include The Real Estate Board of New York, where he serves as a Governor; The Urban Land Institute; The Realty Foundation of New York where he serves as a Board Member; and The Young Men’s and Women’s Real Estate Association. His charitable affiliations include The Fresh Air Fund, where he sits on the Board of Directors, The Jeffrey Modell Foundation, where he serves as a Board Member, and The Downtown School, where he serves as a Board Member. Mr. Waterman is 39 years old.

The Board of Directors and Its Committees

The Company is currently managed by a nine member Board of Directors, seven of whom are independent of the Company’s management. Director independence was determined in accordance with the applicable corporate governance listing standards of the New York Stock Exchange. The Company has a policy in place whereby every three years at least one non-employee director (an “Independent Director”) of the Company will have rotated off the Board. In addition, the Company recently amended its Bylaws to require that at least two-thirds of the members of the Board consist of Independent Directors.

The Company’s corporate governance guidelines state that the retirement of a director should normally occur at the end of the term in which he or she reaches the age of 72, but there should be an opportunity for the Board, through the Nominating and Corporate Governance Committee, to review the appropriateness of continued service after such time. Stanley Steinberg, a Nominee for director at the Annual Meeting, turned 73 years of age in 2006. In accordance with the Company’s aforementioned retirement policy, the Nominating and Corporate Governance Committee has determined that it would be appropriate for Mr. Steinberg to stand for re-election at the Annual Meeting and, if elected, to continue to serve as a director of the Company through the 2007 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

The Board of Directors held seven meetings during fiscal year 2005. In addition, the Independent Directors of the Company held six executive sessions during fiscal year 2005 in which management directors did not participate. Executive sessions are held after each annual and quarterly meeting of the Board of Directors and otherwise when deemed necessary or appropriate.

Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the Committees of the Company of which he or she was a member during 2005. It is the Board’s policy that directors should attend the annual meeting. All of the members of the Board of Directors were present at the 2005 Annual Meeting of Stockholders.

Lead Independent Director.   In May 2003, the Board created a new position of lead independent director, whose primary responsibility is to preside over the executive sessions of the Board in which management directors and other members of management do not participate. The lead independent director also advises the Chairman of the Board and, as appropriate, Committee chairs with respect to agendas and information needs relating to Board and Committee meetings, and performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities. Mr. Quick serves as the lead independent director of the Board.

Audit Committee.   The Company has a standing Audit Committee consisting of John F. Ruffle, Elizabeth McCaul, Ronald H. Menaker and Peter Quick, each of whom is “independent” as defined in the New York Stock Exchange’s listing standards. Information regarding the functions performed by the Audit Committee is set forth in the “Report of the Audit Committee” included in this Proxy Statement. Mr. Ruffle currently serves as chairman of the Audit Committee. The Audit Committee held six meetings during fiscal year 2005.

The Board has determined that Mr. Ruffle qualifies as an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission (the “SEC”). There is a brief listing of Mr. Ruffle’s qualifications in his biography that appears under the heading “Information Regarding Nominees and Officers.” As noted above, the Board has determined that Mr. Ruffle is independent of the Company and its management.

Executive Committee.   Subject to the supervision and oversight of the Board of Directors, the Executive Committee, which consists of Scott H. Rechler, Peter Quick, Douglas Crocker II and Stanley Steinberg, has the authority to approve acquisitions, financings and dispositions by the Company and to authorize the execution of certain contracts and agreements, and to exercise all such other powers as are appropriately delegated by the Board of Directors, except for those which require action by all directors, the Independent Directors or a Committee of Independent Directors under the Charter or Bylaws of the Company or under applicable law. Mr. Scott H. Rechler serves as chairman of the Executive Committee. The Executive Committee held eight meetings during fiscal year 2005.

Compensation Committee.   The Company’s Compensation Committee, which consists of Ronald H. Menaker, Douglas Crocker II, Lewis S. Ranieri and Stanley Steinberg, makes recommendations and exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee also has authority to grant awards under the Company’s stock option plans. The functions of the Compensation Committee also include ensuring that the Company has developed an executive management succession plan, and periodically reviewing and evaluating such plan, and furthering the professional development of the Company’s senior executive officers. Mr. Menaker serves as chairman of the Compensation Committee. All current members of the Compensation Committee are independent as defined in the rules of the New York Stock Exchange. The Compensation Committee held two meetings during fiscal year 2005.

Nominating and Corporate Governance Committee.   The functions of the Nominating and Corporate Governance Committee are to assist the Board in promoting the best interests of the Company and its stockholders through the implementation of sound corporate governance principles and practices. The Nominating and Corporate Governance Committee is also responsible for (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and recommending to the Board the director nominees for the next annual meeting of stockholders, (ii) developing and recommending to the Board a set of corporate governance principles applicable to the Company, and periodically reviewing and evaluating such principles, and (iii) overseeing the evaluation of the Board and the Company’s management.

Each of Elizabeth McCaul, Douglas Crocker II, Ronald H. Menaker, Peter Quick, Lewis S. Ranieri, John F. Ruffle and Stanley Steinberg currently serves as a member of the Nominating and Corporate Governance Committee. Ms. McCaul serves as chairman of the Nominating and Corporate Governance Committee. All current members of the Nominating and Corporate Governance Committee are independent as defined in the rules of the New York Stock Exchange.

The Nominating and Corporate Governance Committee has a charter which is available and can be viewed and downloaded from the Company’s website at www.reckson.com. The Company’s corporate governance guidelines are also available and can be viewed and downloaded from the Company’s website at www.reckson.com. Copies of the charter, as well as the corporate governance guidelines, are available to stockholders free of charge on request to the Secretary of the Company, Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747.

The Nominating and Corporate Governance Committee will consider appropriate nominees for director whose names are submitted in writing by a stockholder of the Company. Nominations must be addressed to the Secretary of the Company, Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747, indicating the nominee’s qualification and other relevant biographical information and providing confirmation of the nominee’s consent to serve as director. In order to be considered for the next annual election of directors, any such written request must comply with the requirements set forth in the Bylaws of the Company and below under “Stockholder Proposals and Nominations for 2007 Annual Meeting.” The Company has not made any material changes to these procedures since their implementation.

The Nominating and Corporate Governance Committee held six meetings during the fiscal year 2005. The Nominating and Corporate Governance Committee meets in executive session following each annual and quarterly meeting of the Board and otherwise when deemed necessary or appropriate.

The Nominating and Corporate Governance Committee reviews with the Board on an annual basis the appropriate skills and characteristics required of Board members in the context of the then-current composition of the Board. This assessment includes, in addition to qualities of intellect, integrity and judgment, business experience and knowledge, reputation and character, issues of diversity, relevant industry and trade association knowledge and participation, accounting and financial expertise, public company experience, willingness and ability to devote the time and effort required to effectively serve on the Board and relevant legal and regulatory qualifications. The Nominating and Corporate Governance Committee makes this determination in the context of an assessment of the perceived needs of the Board at that point in time. The Nominating and Corporate Governance Committee evaluates all nominees for director based on these criteria, including nominees recommended by stockholders.

All Nominees for director at the 2006 Annual Meeting currently serve as directors of the Company.

The Nominating and Corporate Governance Committee considers nominees for the Board from any reasonable source, including current Board members, stockholders or other persons. While the Nominating and Corporate Governance Committee has the ability to retain a third party to assist in the nomination process, the Company has not paid a fee to any third party to identify or assist in identifying or evaluating potential nominees.

Pricing Committee.   The Company’s Pricing Committee consists of Douglas Crocker II, Peter Quick, Lewis S. Ranieri and Scott H. Rechler. The Pricing Committee is designated from time to time and as needed to consider the terms and price at which securities of the Company may be offered. The Pricing Committee held one meeting during fiscal year 2005. Mr. Crocker serves as chairman of the Pricing Committee.

Affiliate Transaction Committee.   The Company’s Affiliate Transaction Committee, which consists of Douglas Crocker II, Elizabeth McCaul, Ronald H. Menaker, Peter Quick, Lewis S. Ranieri, John F. Ruffle and Stanley Steinberg, was established in February 2006 to review and approve or disapprove any proposed transaction between the Company (or a subsidiary) and any person or entity who was an affiliate of the Company at any time in the three-year period preceding the date of the proposed transaction, but only if (a) the value of the consideration to be paid by or to the Company (or a subsidiary) pursuant to the transaction equals or exceeds $10 million or (b) pursuant to the transaction, at least five percent of the Company’s assets are proposed to be sold, disposed of or transferred.

Disclosure Committee.   The Company’s Disclosure Committee, which consists of all of the Company’s executive officers as well as certain other officers of the Company, has responsibility for the development and assessment of the financial and non-financial information to be included in the reports filed by the Company with the SEC and assists the Company’s Chief Executive Officer and Chief Financial Officer in connection with their certifications contained in the Company’s periodic reports. The Disclosure Committee reports to the Audit Committee on a quarterly or more frequent basis. The Disclosure Committee held four meetings during fiscal year 2005.

Director Independence

The Board has determined that all of the Company’s directors, with the exception of Scott H. Rechler (the Company’s Chairman of the Board and Chief Executive Officer) and Michael Maturo (the Company’s President, Chief Financial Officer and Treasurer), have met the independence requirements of the New York Stock Exchange, based upon the application of objective categorical standards adopted by the Board. In making a determination regarding a director’s independence, the Board considers all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and such other criteria as the Board may determine from time to time. In accordance with the Company’s corporate governance guidelines, a director who satisfies all of the following criteria may be determined to be an Independent Director of the Company:

(i)            The director is not a current employee of the Company and has not been an employee of the Company within the preceding three years (other than in the capacity as a former interim Chairman or Chief Executive Officer);

(ii)        No immediate family member is currently an executive officer of the Company, and has not been such within the preceding three years;

(iii)    The director (other than in the capacity of a former interim Chairman or Chief Executive Officer), and any immediate family member of the director acting in the capacity of an executive employee, did not receive more than $100,000 in a twelve-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), within the preceding three years;

(iv)      The director was not affiliated with or employed by a present or former (internal or external) auditor of the Company and no immediate family member of the director was affiliated with or employed in a professional capacity by a present or former (internal or external) auditor of the Company, within the preceding three years;

(v)          Neither the director nor an immediate family member of the director was employed as an executive officer of another company where any of the Company’s present executives served on that company’s compensation committee within the preceding three years;

(vi)      The director is not a current executive officer or employee, and no immediate family member of the director is a current executive officer, of another company that made payments to or received payments from the Company for property or services in an amount which, in any of the preceding three fiscal years, exceeded the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues (based on those revenues reported in the applicable fiscal year);

(vii)  The director is not an executive officer of another company which is indebted to the Company or to which the Company is indebted, in an amount greater than five percent (5%) of such other company’s total consolidated assets at the end of the last completed fiscal year; and

(viii)The director does not serve as an executive officer of any charitable organization to which the Company has made payments in any of the preceding three years of the greater of $1 million or two percent (2%) of such charitable organization’s consolidated gross revenues (based on those revenues reported in the applicable fiscal year).

Direct or indirect ownership of even a significant amount of Company stock by a director who may otherwise be determined to be independent as a result of the application of the foregoing standards does not bar an independence finding as to such director.

For purposes of the foregoing, an “immediate family member” is defined as a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than an employee) who shares such person’s home. Individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated, are not taken into consideration with respect to the determination of a director’s independence.

Director Compensation

Each Independent Director of the Company receives an annual director’s fee of $30,000 ($45,000 in the case of the lead independent director) and an additional annual fee of $3,000 for each Committee on which he or she serves, except that a Committee chairman receives $4,500 for service on such Committee. Each Independent Director also receives $1,500 for each quarterly and special meeting of the Board of Directors attended in person or via teleconference. Each Independent Director receives $1,000 for each Committee meeting attended in person or via teleconference, except that members of the Audit Committee receive $2,000 for each Audit Committee meeting attended in person or via teleconference. Certain directors have made an election to receive, in lieu of cash payments, his or her annual director’s fees in the form of deemed shares, which are to be settled in an equal number of shares of common stock upon the director’s retirement from the Board of Directors. The actual number of deemed shares issued to participating directors is determined by dividing the director’s annual fees by the closing price of our common stock on the New York Stock Exchange on the fifth business day following each annual meeting of stockholders. The deemed shares accrue dividend equivalent payments in amounts equal to the dividends payable on an equal number of shares of common stock, which are then reinvested in additional deemed shares. The deemed shares are not transferable while such Independent Director remains a director of the Company.

Each Independent Director appointed or elected to the Board for the first time receives, on the date of his or her appointment or election, 1,000 shares of restricted common stock or (at his or her election) restricted stock units. In addition, on the fifth business day following each annual meeting of stockholders, each of the Company’s Independent Directors receives a number of shares of restricted common stock or (at his or her election) restricted stock units having a fair market value of $20,000 on the date of grant ($30,000 in the case of the lead independent director); provided, however, that an Independent Director who is appointed or elected to the Board for the first time is not eligible to receive this award for the initial year of his or her appointment. The actual number of shares of restricted common stock or restricted stock units that we will grant will be determined by dividing the fixed value of the grant by the closing price of our common stock on the New York Stock Exchange on the grant date. All shares of restricted common stock or restricted stock units granted to the Independent Directors vest immediately. However, no shares of restricted common stock or restricted stock units granted to an Independent Director are transferable by such Independent Director while such Independent Director remains a director of the Company. Awards issued in the form of restricted stock units, which accrue dividend equivalent payments in an amount equal to the dividends payable on an equal number of shares of common stock, are to be settled in an equal number of shares of common stock upon the Independent Director’s retirement from the Board of Directors.

In accordance with the foregoing, on May 26, 2005, each of Messrs. Crocker, Menaker, Ranieri, Ruffle and Steinberg and Ms. McCaul was granted 641 restricted stock units and Mr. Quick, the Company’s lead independent director, was granted 961 restricted stock units. The closing price of the Company’s common stock on the New York Stock Exchange on May 26, 2005 was $31.19 per share. The restricted stock units were granted under one of our existing stock option plans.

Communication with the Board of Directors

The Company has a process for handling letters received by the Company and addressed to the Board of Directors or members of the Board. Through this process, any person, including our stockholders, may communicate directly with the Chairman of the Board, the lead independent director or with any individual Board member, or the entire Board, a Committee of the Board or the Independent Directors as a group, at any time. You may contact the Company’s Board or specific members thereof (i) via U.S. mail by writing to Board of Directors, Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747 or (ii) via e-mail using the following e-mail address: BoardofDirectors@reckson.com.

Code of Business Conduct and Ethics

The Company has a code of business conduct and ethics, which is designed to promote honest and ethical conduct and deter wrongdoing at all levels of the Company’s organization. All employees, officers and directors of the Company are bound by the code of business conduct and ethics. In addition to the code of business conduct and ethics, the Chief Financial Officer, Chief Accounting Officer and other senior financial officers that hold significant positions of leadership and trust at the Company must set an exemplary standard of conduct for the Company as described in the CFO and senior financial officers’ code of conduct. A copy of each code is available on the Company’s website at www.reckson.com. To request a copy via U.S. mail you may write to the Secretary of the Company, Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747.

PROPOSAL 2:  RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the accounting firm of Ernst & Young LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006, subject to ratification of this appointment by the stockholders of the Company. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since the Company’s formation in September 1994 and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. Ernst & Young LLP leases 25,780 square feet in a property owned by the Company at an annual base rent of approximately $777,000. A representative of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Ernst & Young LLP’s fees for providing services to the Company in 2005 and 2004 were as follows:

Audit Fees.   The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2005 and 2004 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2005 and 2004 were approximately $1,091,000 and $1,047,000, respectively. Audit fees for 2005 and 2004 included approximately $290,000 and $350,000, respectively, for services rendered in connection with the Company’s report on internal control over financial reporting, a requirement recently imposed by the Sarbanes-Oxley Act of 2002. In addition, approximately $57,000 and $200,000, respectively, of the audit fees for 2005 and 2004 related to the Company’s equity offerings and/or debt issuances. Lastly, audit fees for 2005 also included fees of approximately $97,000 related to the audit of Reckson Australia Operating Company LLC.

Audit Related Fees.   The aggregate fees billed by Ernst & Young LLP for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, other than the services described under “Audit Fees,” including employee benefit plan audits, due diligence and accounting assistance relating to transactions, joint ventures and other matters, for the fiscal years ended December 31, 2005 and 2004 were approximately $416,000 and $27,500, respectively.

Tax Fees.   The aggregate fees billed by Ernst & Young LLP for professional services rendered for tax compliance (including REIT tax compliance), tax advice and tax planning for the fiscal years ended December 31, 2005 and 2004 were approximately $200,000 and $207,000, respectively.

All Other Fees.   There were no other fees billed by Ernst & Young LLP for the fiscal years ended December 31, 2005 and 2004.

All of the services described under “Audit Fees,” “Audit Related Fees” and “Tax Fees” were pre-approved by the Audit Committee.

Under the Audit Committee’s pre-approval policies and procedures, each member of the Audit Committee has the authority to approve all permissible non-audit services to be performed by Ernst & Young LLP, provided that each decision relating to the approval of permissible non-audit services is presented to the Audit Committee at its next scheduled meeting. All such approvals are also reported to the full Board at the next scheduled Board meeting.

The Board of Directors recommends a vote FOR the ratification of the selection of the independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE

The following is a report by the Company’s Audit Committee regarding the responsibilities and functions of the Audit Committee.

The Audit Committee, on behalf of the Board of Directors of the Company, serves as an independent and objective party to monitor the Company’s financial reporting process and internal control system, and to review and appraise the audit efforts of the Company’s independent registered public accounting firm. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee charter. A copy of the charter is attached to this Proxy Statement as Appendix A. The charter also can be viewed and obtained from the Company’s website at www.reckson.com. In addition, a copy of the charter is available to stockholders free of charge on request to the Secretary of the Company, Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747.

Management has the primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Company’s Annual Report, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for auditing the Company’s financial statements and for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as currently in effect. The Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, as currently in effect, discussed with the independent registered public accounting firm their independence from management and the Company and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets at least quarterly with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee also meets with management prior to the filing with the SEC of the Company’s Quarterly Reports on Form 10-Q and release to the public of its quarterly and year-end financial results.

In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with U.S. generally accepted accounting principles or that Ernst & Young LLP is in fact “independent.”

Submitted by the Audit Committee
of the Board of Directors of the Company

John F. Ruffle (Chairman)
Elizabeth McCaul
Ronald H. Menaker
Peter Quick

EXECUTIVE COMPENSATION

Report on Executive Compensation

The Role of the Committee.   Generally, the Compensation Committee of the Board of Directors (the “Compensation Committee”) establishes, oversees and directs the Company’s executive compensation policies and programs, administers the Company’s stock option plans and seeks to ensure that the Company’s executive compensation philosophy is consistent with the Company’s best interests. The functions of the Compensation Committee also include ensuring that the Company has developed an executive management succession plan, and periodically reviewing and evaluating such plan, and furthering the professional development of the Company’s senior executive officers.

The Compensation Committee has a charter which is available and can be viewed and downloaded from the Company’s website at www.reckson.com. A copy of the charter is available to stockholders free of charge on request to the Secretary of the Company, Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747. The Compensation Committee charter provides that the responsibilities of the Compensation Committee include (i) reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and determining and approving the Chief Executive Officer’s compensation level based on this evaluation, (ii) making recommendations to the Board with respect to non-Chief Executive Officer compensation, incentive compensation plans and equity based plans, and (iii) producing this annual compensation committee report on executive compensation as required by the SEC.

Compensation Philosophy and Review.   The Compensation Committee seeks to align executive compensation with the Company’s business objectives, strategies and financial performance. The Company’s compensation philosophy for executive officers serves three principal purposes: (i) to provide a total compensation package for executive officers that is competitive with the total compensation paid by REITs similar to the Company and other public and private real estate companies and with the current market for executive talent, (ii) to attract, retain and motivate talented executives who will maximize stockholder value and (iii) to encourage senior management’s long-term equity ownership in the Company by linking a portion of executive compensation directly to increases in stockholder value.

The Compensation Committee has overall responsibility for evaluating and approving the executive officer benefit, bonus, incentive compensation, severance, equity based or other compensation plans, policies and programs of the Company. The Compensation Committee exercises independent discretion in respect of executive compensation matters. With respect to the compensation of the Named Executive Officers (as defined herein) other than Scott H. Rechler, the Compensation Committee reviews the recommendations of Scott H. Rechler. The Compensation Committee also utilizes an independent compensation consultant in making its determinations.

Executive Compensation.   The Company’s executive compensation program consists primarily of an annual salary, cash bonuses linked to the performance of executives and the Company and long-term equity based compensation, which is also linked to the performance of the Company.

Final compensation determinations for each fiscal year are generally made after the end of the fiscal year. At that time, base salaries for the following fiscal year are set, cash bonuses, if any, are determined for the past year’s performance, and option grants, equity awards or other long-term compensation awards, if any, are generally made. For fiscal 2005, the Compensation Committee reviewed the annual salaries of the Company’s executive officers. At a meeting held in April 2006, the Compensation Committee set the base salaries for the Named Executive Officers for the fiscal year ending December 31, 2006 and approved cash bonuses for such officers in respect of the fiscal year ended December 31, 2005.

The Compensation Committee was advised by an independent compensation consultant regarding executive officer compensation matters, including annual base salary, annual incentives and long-term incentives. The independent compensation consultant is a consultant specializing in compensation matters in the real estate industry and is not affiliated with the Company. The Compensation Committee considered the independent compensation consultant’s advice in determining base salaries for 2006 and annual bonuses and long-term incentives for fiscal 2005. In addition, the independent compensation consultant advised the Compensation Committee on the appropriate long-term incentive arrangements in order to meet the Company’s objectives.

In determining executive compensation, the Compensation Committee noted the Company’s annual total return to stockholders during 2005 of 15.3% and the Company’s outperformance relative to many of its peers, as well as the fact that the Company’s performance exceeded the total return of the MSCI US REIT Index (RMS). The Compensation Committee also noted that the Company significantly exceeded its 2005 operating and investment goals. Specifically, the Compensation Committee noted several factors, including the execution of 283 leasing transactions comprising over 2.2 million square feet, the launching of Reckson New York Property Trust, an Australian listed property trust, and the execution of the Company’s investment strategy and successful capital recycling program, with the closing of approximately $1.3 billion of investments and approximately $900 million of joint ventures and non-core asset dispositions.

The following is a discussion of each element of the Company’s executive compensation:

Annual Base Salary.   Base salaries for certain of the Named Executive Officers are the subject of employment and noncompetition agreements between the Company and each such executive as discussed below. Each such agreement provides that the minimum base salary provided for under the respective agreement will be reviewed no less frequently than annually. For 2005, the Compensation Committee determined base salaries for the Named Executive Officers based upon comparable industry salaries, the current economic environment, the responsibility and performance of the executives and the advice provided by the Company’s Chief Executive Officer and the independent compensation consultant for the fiscal year ended December 31, 2005. The 2006 base salaries for each of Michael Maturo, Jason M. Barnett, Salvatore Campofranco and Philip Waterman III increased between 3% and 18% from their 2005 base salaries.

Annual Incentives.   Annual incentives are provided in the form of cash bonuses and were determined at the discretion of the Compensation Committee based upon the overall performance of the Company, the personal performance of each executive and the advice provided by the independent compensation consultant. For fiscal 2005, each of Jason M. Barnett, Salvatore Campofranco and Philip Waterman III received a cash bonus equal to 100% of his 2005 base salary, and Michael Maturo received a cash bonus equal to 50% of his 2005 base salary. Scott H. Rechler, the Company’s Chairman of the Board and Chief Executive Officer, received no cash bonus for 2005.

Long-Term Incentives.   Long-term incentives have historically been provided by the Company through a variety of means, including the grant of stock options, restricted stock awards, restricted stock unit awards, rights and, in prior years, stock loans to purchase the Company’s common stock. As discussed more fully below, the Company also recently began providing long-term incentives in the form of LTIP Units to the Named Executive Officers and other senior officers of the Company. These awards are intended to align the officer’s long-term objectives with those of the Company’s stockholders. The grant of stock options, restricted stock awards, restricted stock unit awards, rights and LTIP Units are made under the Company’s stock option plans which are administered by the Compensation Committee. The Compensation Committee has the discretion to determine those individuals to whom awards are made and the terms and conditions of the awards.

During 2004, the Compensation Committee began offering eligible officers their equity-based compensation in the form of LTIP Units, which are a special class of partnership interests in the Operating Partnership, in lieu of other long-term incentive awards, such as restricted stock. LTIP Units are designed to offer officers the same long-term incentives as restricted stock, while providing incentives for them to retain their equity interests in the Company subsequent to vesting. One key disadvantage of restricted stock is that officers are generally taxed on the full market value of a grant at the time of vesting, even if they choose to hold the stock. As a result, officers often need to sell a portion of their vested shares every year to pay taxes on their restricted stock awards from prior years. This tax treatment may limit an officer’s ability to increase his or her ownership in the Company for the long term. In contrast, an officer holding LTIP Units generally will be taxed only when he or she chooses to liquidate his or her LTIP Units, rather than at the time of vesting. Therefore, an officer who wishes to hold his or her equity awards for the long-term could do so more efficiently and would be taxed at long-term capital gain rates.

An LTIP Unit represents an equity interest in the Operating Partnership, rather than the Company. At issuance, the LTIP Unit has no value but may over time accrete to a value equal to (but never greater than) the value of one share of common stock of the Company. Initially, LTIP Units will not have full parity with common units of the Operating Partnership with respect to liquidating distributions. Upon the occurrence of certain “triggering events” (such as the issuance of additional Units by the Operating Partnership), the Operating Partnership will revalue its assets for the purpose of the capital accounts of its partners and any increase in valuation of the Operating Partnership’s assets from the date of the issuance of the LTIP Units through the “triggering event” will be allocated to the capital accounts of holders of LTIP Units until their capital accounts are equivalent to the capital accounts of holders of common units. If such equivalence is reached, LTIP Units would achieve full parity with common units for all purposes, and therefore accrete to an economic value equivalent to shares of common stock on a one-for-one basis. In addition, if such parity is reached, vested LTIP Units may only be converted into an equal number of common units of the Operating Partnership after two years from the date of grant. However, in the absence of an increase in the value of the assets of the Operating Partnership and the occurrence of “triggering events,” such economic equivalence would not be reached. Until and unless such economic equivalence is reached, the value that an officer will realize for vested LTIP Units will be less than the value of an equal number of shares of common stock. In addition to the foregoing, LTIP Units are subject to specified performance-related vesting requirements. LTIP Units receive the same quarterly distributions as common units of the Operating Partnership on a current basis, thus providing full dividend equivalence with shares of common stock. Each LTIP Unit awarded is deemed equivalent to an award of one share of common stock reserved under one of our existing stock option plans, reducing availability for other equity awards on a one-for-one basis.

The Compensation Committee believes that awarding LTIP Units in lieu of other equity awards (1) advances the goal of promoting long-term equity ownership in the Company by officers, (2) has no adverse impact on dilution as compared to using restricted stock, (3) does not materially increase the economic cost to the Company of equity based compensation awards as compared to using restricted stock awards, (4) further aligns the interests of officers with the interests of stockholders and (5) is accounted for to reflect the full compensation costs incurred by the Company. As a result, the Compensation Committee intends to continue to offer eligible officers and employees their equity based compensation in the form of LTIP Units.

In accordance with the above and in order to reflect the Company’s performance during 2005 and to continue to incentivize management for the long-term, in April 2006, following the recommendation of the Compensation Committee, the Independent Directors of the Board granted to the Named Executive Officers the following LTIP Units:  Scott H. Rechler—100,000; Michael Maturo—50,000; Jason M. Barnett—15,000; Salvatore Campofranco—10,000; and Philip Waterman III—2,500. Under the terms of the grant, the LTIP Units will become vested in two equal annual installments on December 31, 2007 and

December 31, 2008, provided that the officer remains in continuous employment with the Company until such date and the Company has achieved, during the year ending December 31, 2006, (i) a total return to stockholders of the common equity of the Company and the Operating Partnership (“Common Equity”) that either (a) is at or above the 50th percentile of the total return to stockholders achieved by members of a designated peer group during the same period or (b) equals a total return of at least 9% per year, or (ii) a per share increase in annual funds from operations of 5% or more. If the performance requirement is not met in 2006 the LTIP Units will become vested if the performance requirement is satisfied on a cumulative and compounded basis in 2007 or 2008. The terms of these grants, including with respect to the impact upon vesting in the event of a change-in-control, are generally consistent with the terms of the LTIP Units granted in March 2005, which are described below under “—Long-Term Incentive Plan—Awards in Last Fiscal Year.”

Chief Executive Officer.   The Compensation Committee determined the 2005 compensation of the Chief Executive Officer in accordance with the above discussion. As noted above, the Compensation Committee determined to award Mr. Rechler long-term incentive compensation comprised of 100,000 LTIP Units. Mr. Rechler’s 2006 base salary increased 25% from his 2005 base salary.

Tax Deductibility of Executive Compensation.   Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the deductibility on the Company’s tax return of compensation over $1 million to the Chief Executive Officer and the next four highest compensated officers of the Company (the “Covered Employees”) unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company’s stockholders. The Company paid aggregate compensation of approximately $2.5 million to its Covered Employees during 2005 which would be non-deductible under the limitations set forth in Section 162(m).

Submitted by the Compensation Committee
of the Board of Directors of the Company

Ronald H. Menaker (Chairman)
Douglas Crocker II
Lewis S. Ranieri
Stanley Steinberg

Summary Compensation Table

The following table sets forth information regarding the compensation awarded for the past three fiscal years to Scott H. Rechler, Chairman of the Board and Chief Executive Officer of the Company, and the other four most highly compensated executive officers of the Company (the “Named Executive Officers”).

Annual Compensation

					Long Term Compensation
Name and Principal Position	Year	Salary($)(1)	Bonus($)		Restricted Stock Awards($)(3)		LTIP Payouts($)		Other($)(7)
Scott H. Rechler:	2005	600,000	—		—		1,095,479	(6)	41,875	(9)
Chairman of the Board and Chief	2004	506,350	—		—		939,230	(5)	8,400	(8)(9)
Executive Officer	2003	486,875	486,875		—		—		35,754	(9)
Michael Maturo:	2005	466,642	233,321		—		1,095,479	(6)	57,768	(9)
President, Chief Financial Officer	2004	453,050	453,050		77,730	(4)	939,230	(5)	11,367	(9)
and Treasurer	2003	435,625	435,625		—		—		576
Jason M. Barnett:	2005	448,694	448,694		—		1,095,479	(6)	53,312	(9)
Senior Executive Vice President—	2004	435,625	435,625		51,820	(4)	939,230	(5)	10,666	(9)(10)
Corporate Initiatives, General	2003	435,625	435,625		—		—		576
Counsel and Secretary
Salvatore Campofranco:	2005	396,000	396,000		—		657,313	(5)	532
Executive Vice President and	2004	330,000	379,500		—		563,533	(5)	532
Chief Operating Officer	2003	300,000	300,000		—		—		45,576	(11)
Philip Waterman III:	2005	412,000	412,000		—		876,394	(5)	532
Executive Vice President,	2004	400,000	410,000	(2)	—		675,005	(5)	532
Chief Development Officer and	2003	400,000	400,000		—		—		70,464	(11)
Managing Director, New York
City Division

(1)           The base salaries of Scott H. Rechler, Michael Maturo, Jason M. Barnett and Salvatore Campofranco were paid by Reckson Management Group, Inc. (“RMG”). The base salary of Philip Waterman III was paid by RANY Management Group, Inc. (“RANY”). The Company and the Operating Partnership reimburse the appropriate subsidiary corporation for time spent by the Named Executive Officer on the business of the Company or the Operating Partnership, respectively.

(2)           Excludes tax payments in the amount of $8,315 in connection with a $10,000 cash bonus awarded to Mr. Waterman in 2004.

(3)           As of December 31, 2005, the Named Executive Officers held 130,291 shares of restricted stock, aggregating approximately $4.7 million (based on the closing price on the New York Stock Exchange of the Company’s common stock on December 30, 2005).

(4)           Represents the value, as of the date of grant, of an award of restricted stock as follows:  Michael Maturo—3,000 shares; and Jason M. Barnett—2,000 shares. These shares vested during 2005. Dividends on the shares were distributed to the applicable officer from and after the date of grant. Each officer received cash payments in respect of taxes payable by such officer upon vesting of the shares as follows:  Mr. Maturo—$72,975; and Mr. Barnett—$48,650.

(5)           Represents the value, as of the date of vesting, of that portion of the Named Executive Officer’s Core Award (as defined below) under the Company’s 2003 LTIP (as defined below) that vested in March 2004 and March 2005, respectively. In March 2003, the Company reviewed and adopted a Long-Term Incentive Plan (the “2003 LTIP”), which was recommended by the Compensation Committee, for the Company’s executive officers and other senior officers. The four-year plan has a core component (the “Core Award”), which provides for annual stock based compensation based upon continued service and 75% of which is based on attaining certain annual performance measures. The 2003 LTIP also has a special outperformance award, which provides for compensation to be earned at the end of a four-year period if the Company attains certain four-year cumulative performance measures. Amounts earned under the special outperformance long-term component may be paid in cash or stock at the discretion of the Compensation Committee. The Named Executive Officers received the following numbers of shares of restricted stock as Core Awards under the 2003 LTIP: Scott H. Rechler—138,889; Michael Maturo—138,889; Jason M. Barnett—138,889; Salvatore Campofranco—83,333; and Philip Waterman III—111,111. Under the terms of the 2003 LTIP, 6.25% of each Named Executive Officer’s shares become vested on each of the four anniversaries of the date of grant, provided that the officer remains in continuous employment with the Company until such date. 18.75% of each Named Executive Officer’s shares become vested on each of the four anniversaries of the date of grant, provided that the officer remains in continuous employment with the Company until such date, and the Company has achieved a total return to holders of the Common Equity that either (i) is at or above the 50th percentile of the total return to stockholders achieved by members of a designated peer group during the same period or (ii) equals at least 9% per annum. If the performance requirement is not satisfied for a given year, the shares from that year will be rolled over to the following year and will become vested if the performance requirement is satisfied on a cumulative and compounded basis for the extended period. Dividends on the shares of restricted stock will be held by the Company until such shares become vested, and will be distributed thereafter to the applicable officer.  In March 2004, the Named Executive Officers’ Core Awards vested as follows:  Scott H. Rechler—34,722; Michael Maturo—34,722; Jason M. Barnett—34,722; Salvatore Campofranco—20,833; and Philip Waterman III—27,778. As discussed more fully in the following footnote, in December 2004, each of Messrs. Rechler, Maturo and Barnett rescinded the unvested portion of their Core Awards (constituting 104,167 shares of restricted stock for each such Named Executive Officer) in exchange for an equal number of LTIP Units, subject to the identical vesting terms of their Core Awards, as well as certain additional conditions specific to LTIP Units. In March 2005, the Named Executive Officers’ Core Awards vested as follows: Salvatore Campofranco—20,834; and Philip Waterman III—27,778.

(6)           Represents the value, as of the date of vesting, of that portion of the Named Executive Officer’s LTIP Units that vested in March 2005 based on the fair market value of an equal number of shares of common stock calculated using the closing price of the Company’s common stock on that date as reported on the New York Stock Exchange. Until and unless the LTIP Units achieve full parity with common units of the Operating Partnership as a result of the occurrence of certain “triggering events,” the value that such Named Executive Officers will realize for the vested LTIP Units will be less than the value of an equal number of shares of common stock. In addition, such LTIP Units may only be converted into an equal number of common units of the Operating Partnership after two years from the date of grant. See “—Report on Executive Compensation” for a discussion of LTIP Units.

In 2004, the Company revised the 2003 LTIP to allow the Named Executive Officers and certain other senior officers the opportunity to rescind their unvested Core Awards and receive in exchange an equal number of LTIP Units. The revised 2003 LTIP was designed to provide the potential for officers to retain a greater equity interest in the Company by eliminating the need for officers to sell a portion of their Core Awards immediately upon vesting in order to satisfy personal income taxes which are due upon vesting under the original Core Awards. As a result, in December 2004, the Operating Partnership entered into agreements with each of Messrs. Rechler, Maturo and Barnett to revise his 2003 LTIP award agreement. The revised agreements provide for (i) the rescission of the unvested portion of their Core Awards and the award in exchange for the rescinded Core Awards of an equal number of LTIP Units, constituting 104,167 LTIP Units for each such Named Executive Officer, subject to the identical vesting terms of their Core Awards, as well as certain additional conditions specific to LTIP Units. In March 2005, 34,722 of each such Named Executive Officer’s LTIP Units vested. Distributions on the LTIP Units are paid currently to the Named Executive Officers in accordance with the terms of the Operating Partnership’s Partnership Agreement.

(7)           Excludes (i) loan forgiveness and related tax payments in 2005, 2004 and 2003, respectively, pursuant to the terms of previously-awarded stock loans and (ii) tax payments in 2005, 2004 and 2003, respectively, pursuant to the terms of rights awarded in 2002 to certain Named Executive Officers (which represent the right to receive, upon vesting, shares of common stock, if shares are then available for grant under one of the Company’s stock option plans or, if shares are not so available, an amount of cash equivalent to the value of such stock on the vesting date) in the following amounts: Scott H. Rechler—$1,106,800, $966,500 and $680,400; Michael Maturo—$909,400, $796,700 and $558,000; Jason M. Barnett—$634,900, $558,100 and $383,200; Salvatore Campofranco—

$50,800, $119,800 and $312,143; and Philip Waterman III—$406,700, $406,700 and $2,258,655. See “Certain Relationships and Related Transactions” for a discussion of the previously-awarded stock loans. In addition, with respect to Michael Maturo, excludes loan forgiveness and a related tax payment in 2003 of $106,211 pursuant to the terms of Mr. Maturo’s original employment and noncompetition agreement with the Company.

(8)           Excludes a retroactive tax payment in the amount of $399,000 on the portion of Mr. Rechler’s Core Award that vested on March 13, 2004.

(9)           Includes the following premiums paid during 2005 and 2004, respectively, for life insurance policies for certain of the Named Executive Officers: Scott H. Rechler—$41,342 and $7,867; Michael Maturo—$57,236 and $10,835; and Jason M. Barnett—$52,780 and $10,134. In addition, with respect to Scott H. Rechler, includes premiums paid during 2003 in the amount of $35,178 for a life insurance policy under which Mr. Rechler has the right to receive the cash surrender value of the policy. Prior to the enactment of the Sarbanes-Oxley Act of 2002, the Company had loaned, on behalf of executive officers, the payment of the premiums on such life insurance policies, subject to the refund of premiums to the Company upon the termination of such policies.

(10)     Excludes loan forgiveness and related tax payments in 2004 in the amount of $366,733 pursuant to the terms of loans made to Mr. Barnett prior to the time he was an executive officer of the Company.

(11)     Each of Messrs. Campofranco and Waterman was granted a special cash award of $45,000 and $60,000, respectively, in connection with his promotion to an executive position in December 2003.

Aggregated Option Exercises in 2005 and Fiscal Year-End 2005 Option Values

The following table sets forth information with respect to option exercises during 2005 and the value of options at the end of 2005 by the Company’s Named Executive Officers.

	Shares Acquired on	Value	Number of Shares Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised in-the-Money Options at Fiscal Year End($)(1)
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Scott H. Rechler	—	—	422,500	—	4,615,800	—
Michael Maturo	40,000	791,600	397,500	—	4,358,000	—
Jason M. Barnett	95,000	1,023,500	25,000	—	352,600	—
Salvatore Campofranco	—	—	—	—	—	—
Philip Waterman III	—	—	—	—	—	—

(1)          The value of unexercised in-the-money options at fiscal year-end is based on the fair market value of the common stock of $35.98 per share as of December 30, 2005.

Long-Term Incentive Plan—Awards in Last Fiscal Year

			Performance or Other		Estimated Future Payouts Under Non-Stock Price-Based Plans
Name	Number of Units(1)		Period Until Maturation or Payout(2)	Threshold (# of Units)(3)	Target (# of Units)	Maximum (# of Units)
Scott H. Rechler	200,000	(4)	3/11/05-12/31/07	100,000	200,000	200,000
Michael Maturo	25,000		3/11/05-12/31/07	12,500	25,000	25,000
Jason M. Barnett	6,500		3/11/05-12/31/07	3,250	6,500	6,500
Salvatore Campofranco	15,000		3/11/05-12/31/07	7,500	15,000	15,000
Philip Waterman III	2,600		3/11/05-12/31/07	1,300	2,600	2,600

(1)           These LTIP Units were awarded on March 11, 2005 (and reported previously in our 2005 Proxy Statement) in order to reflect the Company’s performance during 2004 and to continue to incentivize management for the long-term. Each LTIP Unit awarded is deemed equivalent to an award of one share of common stock reserved under one of our existing stock option plans, reducing availability for other equity awards on a one-for-one basis. Under the terms of the grant, the LTIP Units will become vested in two equal annual installments on December 31, 2006 and December 31, 2007, provided that the officer remains in continuous employment with the Company until such date and the Company has achieved, during the year ended December 31, 2005, (i) a total return to stockholders of the Common Equity that either (a) is at or above the 50th percentile of the total return to stockholders achieved by members of a designated peer group during the same period or (b) equals a total return of at least 9% per year, or (ii) a per share increase in annual funds from operations of 5% or more. If the performance requirement is not met in 2005 the LTIP Units will become vested if the performance requirement is satisfied on a cumulative and compounded basis in 2006 or 2007. In addition, such LTIP Units may only be converted into an equal number of common units of the Operating Partnership after two years from the date of grant. Distributions on the LTIP Units will be paid currently to the Named Executive Officers in accordance with the terms of the Operating Partnership’s Partnership Agreement. See “—Report on Executive Compensation” for a discussion of LTIP Units.

(2)           The grants will vest in their entirety upon the death or disability of the Named Executive Officer, upon the termination of the Named Executive Officer without cause or if the Named Executive Officer is terminated or his employment is materially modified within one year following a change-in-control of the Company. With regard to the grants to Messrs. Rechler, Maturo and Barnett, the LTIP Units also vest in their entirety upon a change-in-control of the Company or a termination by the executive of his employment for “good reason” prior to December 31, 2007. The Company has also agreed with Messrs. Rechler, Maturo and Barnett that, in connection with a change-in-control, in the event the LTIP Units are redeemed or otherwise cashed out, but have not achieved full parity with common units, the applicable officer shall receive a cash payment equal to the difference in value between the LTIP Units and an equivalent number of common units. With regard to Messrs. Campofranco and Waterman, the portion of the grant that otherwise would have become vested upon the next vesting date vests upon a change-in-control of the Company. However, upon a change-in-control whereby, among other things, the Company or its successor continues as a public company and the Named Executive Officer continues in his position, the award will not vest but instead will continue. In addition, if the performance requirement discussed above is not met as of an applicable vesting date, the Compensation Committee may elect to vest some or all of the LTIP Units if it determines that it would be consistent with the spirit and intent of the grant.

(3)           Threshold amounts represent the number of LTIP Units vesting on each of December 31, 2006 and December 31, 2007 if the vesting performance requirement is met in 2005 or 2006. At December 31, 2005, the performance requirement was met, and, as a result, 50% of the LTIP Units will vest in accordance with their terms on December 31, 2006.

(4)           In granting Mr. Rechler this award, the Compensation Committee took into account Mr. Rechler’s performance as Chief Executive Officer, the successful transformation of the Company subsequent to the disposition of substantially all of its Long Island industrial portfolio and the overall performance of the Company and its performance relative to its peers. The Compensation Committee also sought to provide appropriate incentive compensation for Mr. Rechler and to further align his interests with stockholders.

Employment and Noncompetition Agreements

Each of Messrs. Rechler, Maturo, Barnett and Waterman has entered into an employment and noncompetition agreement with the Company. In addition, Messrs. Rechler, Maturo and Barnett have each entered into severance agreements with the Company. Each such employment and noncompetition agreement provides that the minimum base salary provided for under the respective agreement will be reviewed no less frequently than annually.

The employment and noncompetition agreements with each of Messrs. Rechler, Maturo and Barnett were renewed as of August 15, 2000 for five-year terms, and subsequently extended in all respects through April 30, 2006. The Company is currently considering the terms of new employment and noncompetition agreements and severance agreements for Messrs. Rechler, Maturo and Barnett.

The term of each of their existing severance agreements is identical to their existing employment and noncompetition agreement, including any extension thereof. However, in the event of a “Change in Control” (as such term is defined in the applicable agreement), each severance agreement automatically extends the term of the corresponding employment agreement until the later of (i) the date on which the employment and noncompetition agreement otherwise would have expired and (ii) the date which is 60 months after the end of the calendar year in which such Change in Control occurs.

Each agreement provides for certain benefits in the event of termination of the executive by the Company without “Good Reason” (as such term is defined in the applicable agreement) or the resignation of the executive upon a material breach of the agreement by the Company or a Change in Control of the Company. These benefits include the continued payment of the executive’s base salary during the remaining term of the agreement, immediate vesting of all equity awards as well as continued entitlement to receive other benefits conferred under the applicable agreement for such remaining term. These benefits also include the forgiveness of any outstanding loans and payments for certain specified taxes payable, including taxes payable as a result of the executive’s receipt of any non-cash compensation upon a Change In Control of the Company. Under the agreements, each executive is also entitled to certain specified benefits in the event of his death or disability.

In addition, the employment and noncompetition agreements for each of Messrs. Rechler, Maturo and Barnett, subject to limited exceptions, prohibit each such executive from engaging, directly or indirectly, during the term of his employment, in any business which engages or attempts to engage in, directly or indirectly, the acquisition, development, construction, operation, management or leasing of any industrial or office real estate property in any of the submarkets throughout the tri-state metropolitan area of New York, New Jersey and Connecticut in which the Company is operating (“Competitive Activities”). These employment and noncompetition agreements also prohibit such persons from engaging, directly or indirectly, during a specified Noncompetition Period in any Competitive Activities, subject to limited exceptions. The Noncompetition Period for each such executive is the period beginning on the date of the termination of employment and ending on the later of (i) the first anniversary of such person’s termination of employment with the Company and (ii) the third anniversary of the person’s prior employment and noncompetition agreement.

Mr. Waterman’s employment agreement has a four-year term expiring in December 2006, which may be renewed or extended upon mutual consent of the parties thereto, and provides for certain benefits in the event the Company terminates his employment without Cause (as defined in the agreement) or Mr. Waterman terminates his employment for Good Reason (as defined in the agreement). These benefits include a cash lump sum payment of $2,000,000, immediate vesting of any stock options, the forgiveness of certain tax loans made prior to his appointment as an executive officer and the continuation of certain health, life insurance and disability benefits. In addition, Mr. Waterman’s right to any remaining Core Award and the special outperformance award under the Company’s 2003 LTIP will be forfeited. Mr. Waterman’s employment agreement also provides for specified benefits upon a change-in-control of the Company and his death or disability.

Mr. Waterman’s employment agreement also prohibits him from engaging, directly or indirectly, in any business which engages or attempts to engage in the acquisition, development, construction, operation, management or leasing of any industrial or office real estate anywhere in New York, New Jersey or Connecticut or intentionally interfering with, disrupting or attempting to disrupt the relationship between the Company and any customer, tenant, supplier, contractor, lender or employee during a specified Restrictive Period. The Restrictive Period for Mr. Waterman is the period beginning on the date of termination of his employment and an additional six months under certain circumstances.

STOCK PERFORMANCE GRAPH

The following graph provides a comparison of the cumulative total stockholder return on the common stock for the period from December 31, 2000 to December 31, 2005 with the cumulative total return on the Standard & Poor’s 500 Composite Stock Price Index (the “S&P 500”) and the NAREIT Equity REIT Total Return Index. Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the common stock of the Company on December 31, 2000, in the S&P 500 and in the NAREIT Equity REIT Total Return Index on December 31, 2000, and (ii) the reinvestment of dividends.

5-year Stock Performance

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth the beneficial ownership of common stock for (i) each stockholder of the Company holding more than a 5% beneficial interest in the common stock of the Company, (ii) each Named Executive Officer of the Company and (iii) the directors and executive officers of the Company as a group. Stock ownership of the directors who are not Named Executive Officers of the Company appears under the heading “Information Regarding Nominees and Officers” in this Proxy Statement.

	Shares of Common Stock and Units Beneficially Owned as of March 21, 2006(1)
Name of Beneficial Owners	Number	Percent of Class(2)
FMR Corp.(3)	10,418,133	12.53%
Cohen & Steers, Inc.(4)	8,215,293	9.88%
Stichting Pensioenfonds ABP(5)	5,958,000	7.16%
LaSalle Investment Management, Inc.(6)	4,519,141	5.43%
Deutsche Bank AG(7)	4,237,800	5.10%
ING Clarion Real Estate Securities, LP(8)	3,926,021	4.72%
Scott H. Rechler(9)	891,353	1.04%
Michael Maturo(10)	707,558	*
Jason M. Barnett(11)	237,348	*
Salvatore Campofranco(12)	66,083	*
Philip Waterman III(13)	112,502	*
F. D. Rich III(14)	117,526	*
All directors and executive officers as a group (13 persons)	2,240,109	2.59%

*                    Less than one percent.

(1)          All information has been determined as of March 21, 2006. For purposes of this table a person is deemed to have “beneficial ownership” of the number of shares of common stock that person has the right to acquire pursuant to the exercise of stock options within 60 days or upon the redemption of Units (including vested LTIP Units) in the Operating Partnership (assuming the Company elects to issue common stock rather than pay cash upon such redemption). Units are exchangeable for cash or, at the option of the Company, on a one-for-one basis for shares of common stock, subject to certain limitations. Vested LTIP Units are convertible into common units only upon the satisfaction of certain conditions described above.  See “Executive Compensation” for a discussion of LTIP Units.

(2)          For purposes of computing the percentage of outstanding shares of common stock held by each person, any shares of common stock which such person has the right to acquire pursuant to the exercise of a stock option exercisable within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purposes of computing the percent ownership of any other person. In addition, for purposes of such calculation, Units (including vested LTIP Units) held by each person are treated as if such person had converted and held the related equivalent number of shares of common stock. Vested LTIP Units are convertible into common units only upon the satisfaction of certain conditions described above.

(3)          This information is based upon information reported by the stockholder in filings made with the SEC. Of the 10,418,133 shares reported to be beneficially owned by FMR Corp., a parent holding company, 7,110,520 shares (8.55% of total shares of common stock outstanding) are owned by Real Estate Invest Portfolio, an investment company registered under the Investment Company Act of 1940. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(4)          This information is based upon information reported by the stockholder in filings made with the SEC. Of the 8,215,293 shares reported to be beneficially owned by Cohen & Steers, Inc., a parent holding company, 8,169,773 shares (9.82% of total shares of common stock outstanding) are owned by Cohen & Steers Capital Management, Inc. (“CSCM”), an investment adviser registered under the Investment Advisers Act of 1940. The address of both Cohen & Steers, Inc. and CSCM is 280 Park Avenue, New York, NY 10017.

(5)          This information is based upon information reported by the stockholder in filings made with the SEC. The address of Stichting Pensioenfonds ABP is Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, The Kingdom of the Netherlands.

(6)          This information is based upon information reported by the stockholder in filings made with the SEC. LaSalle Investment Management, Inc. (“LaSalle”) owns 1,118,772 shares of common stock of the Company (1.35% of total shares of common stock outstanding) and LaSalle Investment Management (Securities), L.P. (LIM), a subsidiary of LaSalle, owns 3,400,369 shares of common stock of the Company (4.09% of total shares of common stock outstanding). The address of both LaSalle and LIM is 200 East Randolph Drive, Chicago, IL 60601.

(7)          The information is based upon information reported by the stockholder in filings made with the SEC. Deutsche Bank AG is the parent company of, and indirect beneficial owner of shares held by, RREEF America, L.L.C. (“RREEF”). The address of both Deutsche Bank AG and RREEF is Taunusanlage 12, D-60325, Frankfurt am Main, Federal Republic of Germany.

(8)          This information is based upon information reported by the stockholder in filings made with the SEC. The address of ING Clarion Real Estate Securities, LP is 259 N. Radnor-Chester Road, Suite 205, Radnor, PA 19087.

(9)          Represents (a) 399,409 shares of common stock, including 395,835 shares of common stock owned directly, 645 shares of common stock owned through the Company’s 401(k) plan and 2,929 shares of common stock held in a custodial account for the benefit of his children, (b) 69,444 LTIP Units and (c) 422,500 exercisable options.

(10)   Represents (a) 110,432 Units, including 40,988 common units and 69,444 LTIP Units, (b) 199,626 shares of common stock, including 197,945 shares of common stock owned directly and 1,681 shares of common stock owned through the Company’s 401(k) plan, and (c) 397,500 exercisable options.

(11)   Represents (a) 140,904 shares of common stock, (b) 71,444 Units, including 2,000 common units and 69,444 LTIP Units, and (b) 25,000 exercisable options.

(12)   Represents 66,083 shares of common stock.

(13)   Represents 112,502 shares of common stock.

(14)   Represents (a) 57,426 shares of common stock, (b) options to purchase 52,100 shares of common stock and (c) 8,000 common units.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (“10% Holders”), to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and 10% Holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% Holders were satisfied during 2005, except as follows:  Scott H. Rechler, Michael Maturo, Jason M. Barnett, Salvatore Campofranco, F. D. Rich, Ronald H. Menaker, John F. Ruffle and Stanley Steinberg each filed a Form 4 with respect to one transaction subsequent to its due date; and Philip Waterman III, Douglas Crocker II, Elizabeth McCaul and Peter Quick each filed Forms 4 with respect to two transactions subsequent to their due dates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Property Transactions

In connection with our initial public offering in May 1995 (the “IPO”), the Company was granted ten-year options to acquire certain properties which were either owned by certain Rechler family members who were also executive officers of the Company, or in which the Rechler family members owned a non-controlling minority interest, at prices based upon an agreed upon formula. During November 2003, in connection with the Company’s sale of substantially all of its Long Island industrial portfolio to members of the Rechler family, four of the five remaining options (the “Remaining Option Properties”) were terminated (with the fifth option being extended), and management contracts relating to three of the properties were also terminated.

As part of the Company’s REIT structure it provides management, leasing and construction related services to third parties through taxable REIT subsidiaries, as defined by the Code. These services are currently provided by Reckson Construction & Development, LLC (“RCD”), RMG, RANY and Reckson Construction Group New York, Inc. During the year ended December 31, 2005, RCD billed approximately $31,000 of market rate services and RMG billed approximately $285,000 of market rate management fees to the Remaining Option Properties.

RMG leases approximately 26,000 square feet of office space at the Remaining Option Property located at 225 Broadhollow Road, Melville, New York for its corporate offices at an annual base rent of approximately $809,000. During 2005, RMG exercised a termination option for its corporate offices allowing us to terminate the lease on November 30, 2006 without penalty. RMG also leases 10,722 square feet of warehouse space used for equipment, materials and inventory storage at a property owned by certain members of the Rechler family at an annual base rent of approximately $79,000. In addition, commencing April 1, 2004, RCD has been leasing approximately 17,000 square feet of space at 225 Broadhollow Road, Melville, New York, which lease is scheduled to terminate on September 30, 2006.

Base rent of approximately $495,000 was paid by RCD during the year ended December 31, 2005. Commencing in April 2005, RCD sub-let the entire 17,000 square feet to a third party for approximately $35,000 per month through RCD’s September 2006 lease termination date.

On March 28, 2005, an entity (“REP”) owned by members of the Rechler family (excluding Scott Rechler, but including his father, Roger, and brother, Gregg) exercised a right of first refusal (which was granted in connection with the 2003 sale of substantially all of the Long Island industrial portfolio by the Company) to acquire a vacant parcel of land for a purchase price of $2.0 million. The Company has agreed to provide REP with the option to defer the closing on the purchase until September 2006, for a non-refundable deposit of $400,000 and a fee of $10,666 per month for each month that the closing is deferred. In connection therewith, REP agreed to settle a dispute concerning an easement on a separate parcel of land owned by the Company adjacent to one of the properties transferred to REP in November 2003.

A company affiliated with Lewis S. Ranieri, a director of the Company, leases 15,566 square feet in a property owned by the Company at an annual base rent of approximately $430,000.

During November 2005 the Company purchased 11 pieces of art which have historically been on display in certain of the Company’s buildings for approximately $170,000 from an entity owned by certain members of the Rechler family. The purchase prices were reviewed by an independent art dealer and approved by the Independent Directors.

FrontLine Capital Group

During 1997, the Company formed FrontLine and Reckson Strategic Venture Partners, LLC (“RSVP”), a real estate venture capital fund whose common equity is held indirectly by FrontLine. In connection with the formation and subsequent spin-off of FrontLine, the Operating Partnership established an unsecured credit facility with FrontLine (the “FrontLine Facility”) in the amount of $100.0 million. The Operating Partnership also approved the funding of investments of up to $110.0 million relating to REIT-qualified investments through RSVP-controlled joint ventures or advances made to FrontLine under an additional unsecured loan facility (the “RSVP Facility”) having terms similar to the FrontLine Facility (advances made under the RSVP Facility and the FrontLine Facility hereafter, the “FrontLine Loans”). To date, approximately $59.8 million has been funded to RSVP-controlled joint ventures and $142.7 million through the FrontLine Loans (collectively, the “RSVP/FLCG Investments”) on which the Company accrued interest (net of reserves) of approximately $19.6 million.

A committee of the Board of Directors, comprised solely of Independent Directors, considers any actions to be taken by the Company in connection with the RSVP/FLCG Investments and during 2001, based on its assessment of value and recoverability of the RSVP/FLCG Investments and considering the findings and recommendations of the committee and its financial advisor, the Company recorded a $163.0 million valuation reserve charge, inclusive of anticipated costs against the carrying cost of the RSVP/FLCG Investments. In addition, the Company has discontinued the accrual of interest income with respect to the FrontLine Loans and has also reserved against its share of GAAP equity in earnings, if any, from the RSVP-controlled joint ventures funded until such income is realized through cash distributions.

FrontLine is in default under the FrontLine Loans and on June 12, 2002 filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. In September 2003, RSVP completed the restructuring of its capital structure and management arrangements whereby a management company formed by its former managing directors, whose contracts as managing directors were terminated, has been retained to manage RSVP pursuant to a management agreement.

The net carrying value of the Company’s investments in the RSVP/FLCG Investments of approximately $55.2 million was reassessed with no change by management as of December 31, 2005.

Scott H. Rechler, who serves as Chief Executive Officer and Chairman of the Board of the Company, serves as CEO and Chairman of the Board of Directors of FrontLine and is its sole board member. Scott

H. Rechler also serves as a member of the management committee of RSVP and serves as a member of the Board of Directors of American Campus Communities, Inc., a company formerly owned by RSVP.

In November 2004, a joint venture in which RSVP owns approximately 47% executed a binding agreement to contribute its Catskills, NY resort properties (excluding residentially zoned land) to Empire Resorts Inc. (NASDAQ: NYNY) (“Empire”) for consideration of 18.0 million shares of Empire’s common stock and the right to appoint five members of their Board of Directors. On December 29, 2005, the agreement was terminated and the joint venture received options to purchase approximately 5.2 million shares of common stock of Empire at a price of $7.50 per share. The options will be exercisable until December 29, 2006.

Loans

The Company has historically structured long-term incentive programs using restricted stock and stock loans. In addition, the Company had loaned, on behalf of executive officers, the payment of premiums on life insurance policies under which the executive has an interest in the cash surrender value of the policy, subject to the refund of such premiums to the Company upon the termination of such policies. Consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Company has discontinued the use of loans in its long-term incentive programs and with regard to such life insurance policies. In connection with long-term incentive program grants made prior to the enactment of the Sarbanes-Oxley Act of 2002, with respect to each fiscal year from 1998 through 2000, each of the Company’s executive officers received a loan from the Company to purchase shares of common stock (the “1998 Stock Loans,” the “1999 Stock Loans” and the “2000 Stock Loans” and collectively, the “Stock Loans”).

Each 1998 Stock Loan has a term of seven years (each of which was issued in 1999 and is maturing in 2006), accrues interest at the mid-term “Applicable Federal Rate” (“AFR”), is secured by the shares purchased and is otherwise non-recourse. Each 1998 Stock Loan is forgiven ratably each year during the term of the loan, provided that the officer is then employed by the Company. By their terms, the 1998 Stock Loans also provide for the Company to loan to each officer an amount equal to his aggregate tax liability resulting from such forgiveness, which loans (together with interest thereon) are forgiven in one year, provided that the officer is still employed by the Company and for tax gross-up payments upon forgiveness of the tax loans. Consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Company has discontinued the use of tax loans, but may make tax payments in lieu of such tax loans. The 1998 Stock Loans also provide for forgiveness upon the occurrence of certain events, including a change-in-control of the Company, the officer’s death or permanent disability, termination of his employment by the Company without cause or a reduction in the nature or scope of his duties. In the event an officer leaves the employ of the Company or is terminated with cause, the outstanding amount of the applicable loans is immediately due and payable.

Each 1999 Stock Loan and 2000 Stock Loan has a term of ten years, accrues interest at the mid-term AFR, is secured by the shares purchased and is otherwise non-recourse. Forty percent of each officer’s 1999 and 2000 Stock Loan (together with accrued interest) is forgiven ratably each year during the ten-year term of the loan, provided that the officer is then employed by the Company. The other 60% (together with accrued interest) is forgiven ratably each year during the term of the loan if the performance of the Company’s common stock since the Company’s IPO is ranked in the top 40% for office and industrial REITs (as reported by NAREIT or, if not available from NAREIT, from such other standard industry source as may be approved by the Compensation Committee) at the end of the respective year. In the event this criteria is not satisfied in any particular year, the portion of the 1999 Stock Loan or 2000 Stock Loan that is not forgiven in respect of such year is carried forward and forgiven in a subsequent year only if the Company’s common stock satisfies the aforementioned performance criteria. Consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Company has discontinued the use of tax loans, but may make tax payments in lieu of such tax loans. The 1999 Stock Loans and the 2000 Stock loans also provide for forgiveness upon the occurrence of certain events, including a change-in-control of the Company, the officer’s death or permanent disability, termination of his employment by the Company without cause or a reduction in the nature or scope of his duties. In the event an officer leaves the employ of the Company or is terminated with cause, the outstanding amount of the applicable loans is immediately due and payable.

Messrs. Campofranco and Waterman also have outstanding loans which were made to them prior to the time they became executive officers. Such loans are also forgiven ratably during the terms of the loans, provided that the officer is then employed by the Company and certain of the loans entitle the officers to tax payments upon such forgiveness.

As of March 21, 2006, the aggregate principal amount outstanding under the loans was $1,251,800 in the case of Scott H. Rechler; $1,122,900 in the case of Michael Maturo; $1,086,200 in the case of Jason M. Barnett; $29,700 in the case of Salvatore Campofranco; and $444,800 in the case of Philip Waterman III. The largest aggregate principal amount outstanding under all loans during fiscal 2005 was $1,708,000 in the case of Scott H. Rechler; $1,523,900 in the case of Michael Maturo; $1,450,500 in the case of Jason M. Barnett; $59,307 in the case of Salvatore Campofranco; and $1,121,100 in the case of Philip Waterman III.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2007 ANNUAL MEETING

For a proposal of a stockholder to be presented at the 2007 Annual Meeting of Stockholders to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), the Secretary of the Company must receive written notice thereof on or before December 10, 2006.

The Company’s current Bylaws provide that any stockholder wishing to nominate a director or have a stockholder proposal, other than a stockholder proposal included in the Company’s proxy statement pursuant to Rule 14a-8, considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the current Bylaws, to the Company at its principal executive offices not less than 120 days nor more than 180 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the “Anniversary Date”); provided, however, that in the event that the annual meeting is scheduled to be held more than seven calendar days prior, or more than 60 days subsequent, to the Anniversary Date, such nominations or proposals must be delivered to the Company not earlier than the 180th day prior to such meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the twentieth day following the earlier of the day on which public announcement of the date of such meeting is first made or notice of the meeting is mailed to stockholders. Accordingly, for a proposal of a stockholder to be presented at the Company’s 2007 Annual Meeting of Stockholders, other than a stockholder proposal included in the Company’s proxy statement pursuant to Rule 14a-8, it must be received at the principal executive offices of the Company after November 26, 2006 and on or before January 25, 2007. Any such proposal should be mailed to the Secretary of the Company, Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747.

In addition, pursuant to Rule 14a-4 under the Exchange Act, if a stockholder fails to notify the Company after November 26, 2006 and on or before January 25, 2007, management proxies are allowed to use their discretionary voting authority if the Board determines to permit the proposal at the 2007 Annual Meeting of Stockholders, without any discussion of the matter in the proxy statement.

OTHER MATTERS

The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

ANNEX A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
RECKSON ASSOCIATES REALTY CORP.

CHARTER (Approved March 13, 2003)

As Amended (February 14, 2006)

I.   PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the integrity of the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, auditing, and ethics that management and the Board have established; the Company’s compliance with legal and regulatory requirements; the qualifications, independence and performance of the independent auditor and any internal auditor; and the Company’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•       Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•       Review and appraise the audit efforts of the Company’s independent accountants, recognizing that the auditor shall report directly to the Audit Committee and that the Audit Committee is directly responsible for the appointment, compensation, and oversight of the work of the auditor (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company.

•       Prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

The Audit Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III of this Charter. The Audit Committee shall make regular reports to the Board of Directors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

II.   COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence and experience standards of the NYSE or other national securities exchange upon which the Company’s securities may be listed, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall have accounting or related financial management expertise, as the Company’s Board interprets such qualification in its business judgment, and the Company shall disclose in its periodic reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act whether or not (and if not, why not) the Audit Committee includes at least one member who is an “audit committee financial expert” as defined by the rules of the Commission.

All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The members of the Audit Committee shall be elected by the Board on the recommendation of the Nominating & Governance Committee at the annual organizational meeting of the Board and shall serve until the next such meeting or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership. The Audit Committee may form and delegate authority to subcommittees of one or more members when appropriate, including the authority to grant preapprovals of audit and non-audit services, provided that the decision of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

III.   RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Financial Statement and Disclosure Matters

1.                Review and reassess the adequacy of this Charter periodically, at least annually, as conditions dictate, and recommend any proposed changes to the Board for approval.

2.                Meet periodically with management, any internal auditor and the independent auditor in separate executive sessions.

3.                Remain apprised of and be provided on a current basis with copies of all Company filings made with the Commission containing financial information or financial statements.

4.                Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements.

5.                Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

6.                Review and discuss quarterly reports from the independent auditors on:

•        All critical accounting estimates to be used.

•        All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

•        Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

7.                Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

8.                Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

9.                Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

10.         Review with management and the independent accountant at the completion of the annual audit:

•        The Company’s annual financial statements and related footnotes and the Company’s annual report on Form 10-K, including disclosures made in management’s discussion and analysis.

•        The independent accountant’s audit of the financial statements and his or her report thereon.

•        Any significant changes required in the independent accountant’s audit plan.

•        Any difficulties or disputes with management encountered during the course of the audit.

•        Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

11.         Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

12.         Recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

Independent Accountants

13.         Select and retain the independent accountants. The Committee shall have the sole authority to approve the terms, fees and other compensation to be paid to the independent accountants. The Committee shall review annually and have the sole authority to approve all significant non-audit services provided by the independent accountant (and associated fees). The Committee may consult with management but shall not delegate these responsibilities.

14.         Review the performance of the independent accountants annually and terminate the engagement of the independent accountants when circumstances warrant.

15.         Prior to the audit, meet with the independent auditor to discuss the planning and staffing of the audit.

16.         Preapprove all auditing services and permitted non-audit services to be performed for the Company by the independent auditor, except as provided in this paragraph. In no event shall the independent auditor perform any non-audit services for the Company which are prohibited by Section 10A(g) of the Exchange Act or the rules of the Commission or the Public Company Accounting Oversight Board. The preapproval requirement shall not be required for the provision of non-audit services if (i) the aggregate amount of all such non-audit services constitutes not more than 5% of the total amount of revenues paid by the Company to the auditor during the fiscal year in which the non-audit services are provided, (ii) such services were not recognized by the Company at the time of engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. Approvals of a non-audit service to be performed by the auditor shall be disclosed as promptly as practicable in the Company’s quarterly or annual reports required by Section 13(a) of the Exchange Act. In carrying out its duties under the preceding paragraph, if the Audit Committee approves an audit service within the scope of engagement of the auditor, such audit service shall be deemed to have been preapproved for purposes of this paragraph.

17.         Obtain and review a report from the independent auditor at least annually regarding (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

18.         Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

19.         Review the experience and qualifications of the senior members of the independent auditor team. Evaluate the lead partner of the independent auditor team.

20.         Oversee the rotation of the audit team as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm itself on a regular basis.

21.         Set policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company, including in particular the prohibition on employment under Section 10A(l) of the Exchange Act as chief executive officer, controller, chief financial officer, chief accounting officer, or any person serving in an equivalent position for the Company, during the one-year period preceding the date of the initiation of the audit.

Financial Reporting Processes and Internal Audit Function

22.         Review separately with management and the independent accountants the integrity of the Company’s internal controls and procedures and the fullness and accuracy of the Company’s financial statements.

23.         Review the appointment and replacement of any senior internal auditing executive.

24.         Review the significant reports to management prepared by any senior internal auditor and management’s responses.

25.         In consultation with the independent accountants, review the integrity of the Company’s financial reporting processes, both internal and external. Discuss with the independent auditor the internal audit responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

26.         Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

(a)           The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

(b)          The management letter provided by the independent auditor and the Company’s response to that letter.

(c)           Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

27.         Obtain and consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

Process Improvement

28.         Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

29.         Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

30.         Annually review the Audit Committee’s own performance.

31.         To the extent the Audit Committee deems necessary or appropriate: retain independent legal, accounting or other advisors; request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee; and meet with the Company’s investment bankers or financial analysts who follow the Company. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any independent advisors employed by the Audit Committee.

Legal Compliance

32.         Obtain a report from management that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of material insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

33.         Review reports and disclosures of insider and affiliated party transactions.

34.         Review, with management, Company’s counsel and the independent accountants annually, the Company’s compliance with rules and regulations relating to its status as a real estate investment trust.

35.         Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

36.         Obtain from the independent auditor the reports required to be furnished to the Audit Committee under Section 10A of the Exchange Act and assurance that Section 10A(b) of the Exchange Act has not been implicated.

37.         Establish procedures for (i) the receipt, retention and treatment of complaints received  by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

38.         Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

39.         Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

IV.   LIMITATION OF AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

RECKSON ASSOCIATES REALTY CORP.

225 Broadhollow Road

Melville, New York 11747

Proxy for Annual Meeting of Stockholders to be held on May 25, 2006

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Scott H. Rechler and Peter Quick, or either of them, as Proxies of the undersigned, with full power of substitution in each of them, to represent the undersigned and to vote all shares of Common Stock of Reckson Associates Realty Corp., a Maryland corporation (the “Company”), held of record by the undersigned as of the close of business on March 21, 2006, on behalf of the undersigned at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 1350 Avenue of the Americas, New York, New York, 10:30 a.m., local time, on Thursday, May 25, 2006, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s).  If no direction is given, this proxy will be voted FOR the nine nominees of the Board of Directors listed in Proposal 1 and FOR Proposal 2.  In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.  A stockholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope.

Please vote and sign on other side and

return promptly in the enclosed envelope.

SEE REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

RECKSON ASSOCIATES REALTY CORP.

May 25, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.
-------------------------------------------------------------------------------------------------------------------------------------------------------------

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors.			2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the	☐	☐	☐
		NOMINEES:		fiscal year ending December 31, 2006.

☐	FOR ALL NOMINEES	Scott H. Rechler	3.	To consider and vote upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.
Michael Maturo
Douglas Crocker II
☐	WITHHOLD AUTHORITY	Elizabeth McCaul
	FOR ALL NOMINEES	Ronald H. Menaker
Peter Quick
☐	FOR ALL EXCEPT	Lewis S. Ranieri
	(See instructions below)	John F. Ruffle
Stanley Steinberg

Instructions: To withhold authority to vote for any individual nominee(s),			The undersigned hereby acknowledge(s) receipt of a copy of the
mark “FOR ALL EXCEPT” and write the nominee name(s) below:			accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement
with respect thereto and the Company’s 2005 Annual Report to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder		Date:		Signature of Stockholder		Date:

Note:   Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If the signer is a partnership, please sign in partnership name by authorized person.